UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025 (September 29, 2025)

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut	06831
(Address or principal executive offices)	(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2025 (the “Effective Date”), BPOZ 1991 Main, LLC, a Delaware limited liability company (“BPOZ 1991 Main”), and indirect majority-owned subsidiary of Belpointe PREP, LLC (together with its subsidiaries, “we,” “us,” “our,” or the “Company”), entered into a variable-rate mortgage loan agreement (the “1991 Main Mortgage Loan Agreement”) with SM Finance III LLC, a Delaware limited liability company (the “Lender”), for up to $163.3 million in principal amount (the “1991 Main Mortgage Loan”), which is secured by our 1991 Main Street, Sarasota, Florida, development project (“Aster & Links”).

On the Effective Date, approximately $114.1 million of the initial $138.3 million advance of proceeds under the 1991 Main Mortgage Loan (the “Initial Mortgage Loan Advance”) was used to refinance the remaining balance of our variable rate constriction loan with Bank OZK. Advances under 1991 Main Mortgage Loan will initially bear interest at a fluctuating rate equal to the Term SOFR (as defined in the 1991 Main Mortgage Loan Agreement) plus 1.5%. The remainder of the Initial Mortgage Loan Advance and any additional advances may be used to fund expenses in connection with leasing the non-residential space at Aster & Links, and for certain capital expenditures, debt service, carry amounts and earnouts (the “Permitted Use of Proceeds”). The 1991 Main Mortgage Loan has an initial maturity date of October 11, 2027, and contains two one-year extensions, exercisable at BPOZ 1991 Main’s option, subject to certain restrictions.

On the Effective Date BP Mezz 1991 Main, LLC, a Delaware limited liability company (the “BP Mezz 1991 Main”), the holding company for BPOZ 1991 Main and our indirect majority-owned subsidiary, also entered into a mezzanine loan agreement (the “1991 Main Mezzanine Loan Agreement”) with the Lender, for up to $40.8 million in principal amount (the “1991 Main Mezzanine Loan”), which is secured by a pledge of BP Mezz 1991 Main’s interest in BPOZ 1991 Main. The 1991 Main Mezzanine Loan also has an initial maturity date of October 11, 2027, and contains two one-year extensions, exercisable at BP Mezz 1991 Main’s option, subject to certain restrictions.

On the Effective Date, approximately $34.6 million of the initial advance of proceeds under the 1991 Main Mezzanine Loan together with approximately $17.1 million from the Initial Mortgage Loan Advance was used to refinance the remaining balance of our mezzanine loan with Southern Realty Trust Holdings, LLC. Advances under the 1991 Main Mezzanine Loan will initially bear interest at a fluctuating rate equal to the Term SOFR (as defined in the 1991 Main Mezzanine Loan Agreement) plus 6.75%. Any additional advances under the 1991 Main Mezzanine Loan may be used for the Permitted Use of Proceeds.

The foregoing description of the 1991 Main Mortgage Loan Agreement and 1991 Main Mezzanine Loan Agreement, does not purport to be complete and is qualified in its entirety by reference to the agreements, copies of which we expect to file as exhibits to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2025

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer